EXHIBIT 24
POWER OF ATTORNEY
     I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint KAREN ROSCHER, MARY BRENNAN CARTER AND JASMINA THEODORE BOULANGER, and each of them singly, my true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for me and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2007, and any amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dwight W. Decker	Chairman of the Board	November 14, 2007
Dwight W. Decker

/s/ Daniel Artusi Daniel Artusi	President and Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2007

/s/ Karen Roscher Karen Roscher	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2007

/s/ Steven J. Bilodeau	Director	November 14, 2007
Steven J. Bilodeau

Signature	Title	Date

/s/ F. Craig Farrill	Director	November 14, 2007
F. Craig Farrill

/s/ Balakrishnan S. Iyer	Director	November 14, 2007
Balakrishnan S. Iyer

/s/ John W. Marren	Director	November 14, 2007
John W. Marren

/s/ D. Scott Mercer	Director	November 14, 2007
D. Scott Mercer

/s/ Jerre L. Stead	Director	November 14, 2007
Jerre L. Stead

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